Exhibit No. 32.2

WRITTEN STATEMENT OF CHIEF FINANCIAL OFFICER
PURSUANT TO RULE 13a-14(b) UNDER THE
SECURITIES EXCHANGE ACT OF 1934
AND 18 U.S.C. SECTION 1350

The undersigned, the Chief Financial Officer of Gerber Scientific, Inc. (the "Company"), hereby certifies that, on the date hereof:

(i) the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended January 31, 2005 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 10, 2005

/s/ Jay Zager
Jay Zager Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 (the "Exchange Act") and 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document. This certification shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to liability under that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act except to the extent this Exhibit 32 is expressly and specifically incorporated by reference in any such filing.